Exhibit 99.01
Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Ticker Symbol(s)	Title for iXBRL	Name of each exchange on which registered
Common Stock, par value $.01 per share	C	Common Stock, par value $.01 per share	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 7.125% Fixed/Floating Rate Noncumulative Preferred Stock, Series J	C Pr J	Dep Shs, represent 1/1,000th interest in a share of 7.125% Fix/Float Rate Noncum Pref Stk, Ser J	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.875% Fixed/Floating Rate Noncumulative Preferred Stock, Series K	C Pr K	Dep Shs, represent 1/1,000th interest in a share of 6.875% Fix/Float Rate Noncum Pref Stk, Ser K	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.300% Noncumulative Preferred Stock, Series S	C Pr S	Depositary Shares, represent 1/1,000th interest in a share of 6.300% Noncum Pref Stock, Ser S	New York Stock Exchange

7.625% Trust Preferred Securities of Citigroup Capital III (and registrant’s guaranty with respect thereto)	C/36Y	7.625% TRUPs of Cap III (and registrant’s guaranty)	New York Stock Exchange

7.875% Fixed Rate / Floating Rate Trust Preferred Securities (TruPS ® ) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)	C N	7.875% FXD / FRN TruPS of Cap XIII (and registrant’s guaranty)	New York Stock Exchange

6.829% Fixed Rate / Floating Rate Enhanced Trust Preferred Securities (Enhanced TruPS ® ) of Citigroup Capital XVIII (and registrant’s guaranty with respect thereto)	C/67BP	6.829% FXD / FRN Enhanced TruPS of Cap XVIII (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Step-Up Coupon Notes Due March 31, 2036 of CGMHI (and registrant’s guaranty with respect thereto)	C/36A	MTN, Series N, Callable Step-Up Coupon Notes Due Mar 2036 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series G, Callable Fixed Rate Notes Due January 13, 2027	C27C	MTN, Series G, Callable Fixed Rate Notes Due Jan 2027	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Fixed Rate Notes Due December 18, 2035 of CGMHI (and registrant’s guaranty with respect thereto)	C/35	MTN, Series N, Callable Fixed Rate Notes Due Dec 2035 of CGMHI (and registrant’s guaranty)	New York Stock Exchange